Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Declares Cash Dividend on Common Stock

RALEIGH, N.C. – September 26, 2008 – Capital Bank Corporation (Nasdaq: CBKN) announced that its Board of Directors approved on Thursday, September 25, 2008, a quarterly cash dividend on its common stock of $.08 per share. The dividend will be paid on or after October 27, 2008 to shareholders of record as of October 13, 2008.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.6 billion in total assets, offers a broad range of financial services. Capital Bank operates 27 banking offices in Asheville (4), Burlington (4), Cary, Graham (2), Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The company’s website is www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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